Exhibit (a)(1)(E)

OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF COMMON STOCK

OF

MCCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC.
AT
$9.25 NET PER SHARE
BY

LSRI HOLDINGS, INC.
A WHOLLY OWNED SUBSIDIARY OF
LANDRY’S RESTAURANTS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MAY 6, 2011, UNLESS THE OFFER IS EXTENDED.

April 7, 2011

To Our Clients:

Enclosed for your consideration is an Offer to Purchase dated April 7, 2011 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) relating to the Offer by LSRI Holdings, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Landry’s Restaurants, Inc., a Delaware corporation (“Landry’s”), to purchase all issued and outstanding shares of Common Stock, par value $0.001 per share (the “Shares”), of McCormick & Schmick’s Seafood Restaurants, Inc., a Delaware corporation (“MSSR”), at a price of $9.25 per Share, net to the seller in cash, without interest and subject to any required withholding of taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

If a stockholder desires to tender Shares pursuant to the Offer and such stockholder’s Share Certificates (as defined in Section 1 — “Terms of the Offer; Expiration Date” of the Offer to Purchase) are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary (as defined in “Summary Term Sheet” of the Offer to Purchase) prior to the Expiration Date, such Shares may nevertheless be tendered according to the guaranteed delivery procedures set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.  See Instruction 2 of the Letter of Transmittal.  Delivery of documents to the Book-Entry Transfer Facility (as defined in Section 2 — “Acceptance for Payment and Payment” of the Offer to Purchase) in accordance with the Book-Entry Transfer Facility’s procedures does not constitute delivery to the Depositary.

WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT.  A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.  THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

We request instructions as to whether you wish to tender any of or all the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1.  The Offer Price is $9.25 per Share, net to the seller in cash, without interest and subject to any required withholding of taxes.

2.  The Offer is being made for all issued and outstanding Shares.

3.  The Offer and Withdrawal Rights will expire at 12:00 midnight, New York City time, on May 6, 2011 (the “Expiration Date”), unless and until Purchaser, in its sole discretion, shall have extended the period of time in which the Offer is open, in which event the term “Expiration Date” shall mean the latest time and date at which the Offer, so as extended by Purchaser, will expire.

4.  The Offer is conditioned upon, among other things, (1) there being validly tendered in the Offer and not properly withdrawn prior to the Expiration Date that number of Shares that, together with the Shares then owned by Landry’s, its affiliates and its subsidiaries (including, without limitation, Purchaser), would represent at least 90% of the total number of then-outstanding Shares calculated on a fully diluted basis, (2) MSSR’s Board of Directors having approved the offer and the proposed second-step merger as described in the Offer to Purchase under Section 203 of the Delaware General Corporation Law (the “DGCL”) or Landry’s being satisfied, in its sole discretion, that Section 203 of the DGCL is inapplicable to the offer and the potential merger thereafter, (3) MSSR not having entered into or effectuated any agreement or transaction with any person or entity having the effect of impairing Purchaser’s or Landry’s ability to acquire MSSR or otherwise diminishing the expected value to Landry’s of the acquisition of MSSR, (4) Landry’s, or one of its affiliates, entering into a definitive agreement regarding financing to complete the purchase of all of the outstanding Shares and (5) the expiration or termination of all waiting periods imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder.

5.  Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary or the Information Agent, or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer.  However, U.S. Federal income tax backup withholding at a rate of 28% may be required, unless an exemption is established or unless the required taxpayer identification information is provided.  See Instruction 9 of the Letter of Transmittal.

If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof.  An envelope to return your instructions to us is enclosed.  If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the final page hereof.  YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (1) the Share Certificates or a timely Book-Entry Confirmation of the book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility, pursuant to the procedures set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase, (2) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent’s Message (as defined in Section 2 — “Acceptance for Payment and Payment” of the Offer to Purchase) in connection with a book-entry transfer effected pursuant to the procedure set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase, and (3) any other documents required by the Letter of Transmittal.  Accordingly, tendering stockholders may be paid at different times depending upon when Share Certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary.  UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE TO BE PAID BY PURCHASER FOR ANY SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN PAYING SUCH PURCHASE PRICE.

Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute.  If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute.  If, after such good faith effort Purchaser cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state.  In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE
OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF COMMON STOCK

OF
MCCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC.
BY

LSRI HOLDINGS, INC.
A WHOLLY OWNED SUBSIDIARY OF
LANDRY’S RESTAURANTS, INC.

THE UNDERSIGNED ACKNOWLEDGE(S) RECEIPT OF YOUR LETTER, THE OFFER TO PURCHASE OF LSRI HOLDINGS, INC., A DELAWARE CORPORATION (“PURCHASER”), DATED APRIL 7, 2011 (THE “OFFER TO PURCHASE”) AND THE RELATED LETTER OF TRANSMITTAL RELATING THE OFFER BY PURCHASER TO PURCHASE ALL ISSUED AND OUTSTANDING SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE (THE “SHARES”), OF MCCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC., A DELAWARE CORPORATION.

THIS WILL INSTRUCT YOU TO TENDER THE NUMBER OF SHARES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED, ON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL.

Signature

Date

Name of Holders:	Address:

Number of Shares*:
Taxpayer Identification or Social Security No.

*   Unless otherwise indicated, it will be assumed that all Shares held for the undersigned’s account are to be tendered.